EXHIBIT 21
                           CHECKPOINT SYSTEMS, INC.
                                SUBSIDIARIES


            Checkpoint Systems, Inc. of Puerto Rico, Inc. - Delaware

            Checkpoint Caribbean, Inc. - Delaware

            Checkpoint FSC, Inc. - Virgin Islands

            Electronic Signatures, Inc. - Delaware

            Checkpoint International, Inc. - Delaware

            Checkpoint Newco Limited - Canada

            Checkpoint Canada, Inc. - Canada

            Checkpoint Systems, S.A. - Argentina

            Neil Acquisition, S.A. - Argentina

            Checkpoint de Mexico, S.A. de C.V. - Mexico

            Checkpoint Systems Belgium N.V. - Belgium

            Checkpoint Systems France SARL - France

            Checkpoint Systems Deutschland - Germany

            Checkpoint Systems Nederland B.V. - The Netherlands

            Checkpoint Holland Holding B.V. - The Netherlands

            Checkpoint Holland Trading B.V. - The Netherlands

            Checkpoint Systems Europe B.V. - The Netherlands

            Checkpoint Systems International B.V. - The Netherlands

            Checkpoint Systems Productie B.V. - The Netherlands

            Checkpoint Systems Scandinavia A.B. - Sweden

            Checkpoint Systems U.K. Limited - United Kingdom

            Checkpoint Systems Australia PTY LTD - Australia

            Punto De Control Checkpoint, S.A.  - Spain

            Checkpoint AG Switzerland - Switzerland









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